SPARK ENERGY, INC. ANNOUNCES SECOND QUARTER DIVIDEND, PROVIDES PRELIMINARY SECOND QUARTER RESULTS
HOUSTON, July 20, 2016 – Spark Energy, Inc. (NASDAQ: SPKE), a Delaware corporation (“Spark”), announced today that its Board of Directors has declared a quarterly cash dividend for the second quarter of 2016 in the amount of $0.3625 per share of common stock. This amount represents an annualized dividend of $1.45 per share. The second quarter dividend will be paid on September 13, 2016 to holders of record on August 29, 2016.
Spark also announced today preliminary financial results for the three months ended June 30, 2016. While still finalizing results, Spark expects to record Adjusted EBITDA of between $10.0 and $12.0 million for the second quarter.
“The second quarter far exceeded our expectations,” said Nathan Kroeker, Spark’s President and Chief Executive Officer. “We look forward to discussing our strong financial results on our second quarter earnings call in early August. In addition, we plan on providing updated guidance on the call, which will be significantly higher than previously announced.”
About Spark Energy, Inc.
Spark Energy, Inc. is an established and growing independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 16 states and serves 66 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. The estimate of Adjusted EBITDA in this press release is subject to change based on finalization of financial results for the quarter ended June 30, 2106. These statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact included in this release, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this release and may include statements about business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this report are subject to risks and uncertainties. Important factors which could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•	changes in commodity prices,

•	finalization of Spark’s financial reporting for the quarter ended June 30, 2016,

•	extreme and unpredictable weather conditions,

•	the sufficiency of risk management and hedging policies,

•	customer concentration,

•
federal, state and local regulation, including the industry's ability to prevail on its challenge to the New York Public Service Commission's order enacting new regulations that sought to impose significant new restrictions on retail energy providers operating in New York,

•	key license retention,

•	increased regulatory scrutiny and compliance costs,

•	our ability to borrow funds and access credit markets,

•	restrictions in our debt agreements and collateral requirements,

•	credit risk with respect to suppliers and customers,

•	level of indebtedness,

•	changes in costs to acquire customers,

•	actual customer attrition rates,

•	actual bad debt expense in non-POR markets,

•	accuracy of internal billing systems,

•	ability to successfully navigate entry into new markets,

•	whether our majority stockholder or its affiliates offers us acquisition opportunities on terms that are commercially acceptable to us,

•	ability to successfully and efficiently integrate acquisitions into our operations,

•	competition, and

•	other factors discussed in “Risk Factors” in our Form 10-K for the year ended December 31, 2015 and in our other public filings and press releases.

You should review the risk factors and other factors noted throughout our Report on Form 10-K for the year ended December 31, 2015 and the Form 10-Q for the quarter ended March 31, 2016, both of which are filed with the Securities and Exchange Commission, which could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Reconciliation of Spark's estimate of Adjusted EBITDA for the quarter ended June 30, 2016 to the relevant GAAP line items is not being provided as Spark is not providing preliminary guidance for net income (loss), net cash provided by operating activities, or the reconciling items between these GAAP financial measures and Adjusted EBITDA. Accordingly, a reconciliation to net income (loss) or net cash provided by operating activities is not available without unreasonable effort.
Contact: Spark Energy, Inc.
Investors:
Andy Davis, 832-200-3727

Media:
Eric Melchor, 281-833-4151